Exhibit 10.24

FIRST AMENDMENT TO

SENIOR SECURED MULTI-DRAW TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED MULTI-DRAW TERM LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of April, 2019 (the “Effective Date”), by and among OPPORTUNITY FINANCIAL, LLC, a Delaware limited liability company (the “Borrower”), the lenders, from time to time party to the Loan Agreement (individually, a “Lender” and, collectively, the “Lenders”), and MIDTOWN MADISON MANAGEMENT LLC, a Delaware limited liability company (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.    The Borrower, Lenders and Administrative Agent are parties to that certain Senior Secured Multi-Draw Term Loan Agreement dated November 9, 2018 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”);

B.    Borrower, Lenders and Administrative Agent desire to, pursuant to Section 11.02(b) of the Loan Agreement, amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below, and Guarantors desire to acknowledge and agree to such amendments; and

C.    The Administrative Agent and the Lenders are willing to amend the Loan Agreement subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.    Definitions. Capitalized terms that are used in this Agreement but are not defined herein shall have the meanings set forth in the Loan Agreement, unless otherwise stated.

2.    Amendments to Loan Agreement. Effective as of the date of this Agreement, the Loan Agreement is hereby amended as follows:

a.    The “Background” section of the Loan Agreement is hereby amended by amending and restating the first sentence of such section in its entirety as follows:

“Borrower has requested that Lenders extend credit to it, on a senior secured multi-draw basis, subject to the limitations set forth herein, in an aggregate principal amount not exceeding $25,000,000, as such amount may be increased pursuant to Section 2.10 and Section 2.14.”

b.    Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions in proper alphabetical order:

““Age” means, for any Receivable, a fraction rounded down to the largest integer that does not exceed the fraction, (x) the numerator of which is the number of days elapsed from the Receivable’s origination date until the Determination Date computed on the basis of a 360-day year; and (y) the denominator of which is 30.”

““Atalaya SPV Credit Agreement” means that certain Revolving Credit Agreement, dated on or about April 15, 2019, by and among the Approved Subsidiary SPV Borrower party thereto, as a borrower, the other credit parties party thereto, Administrative Agent, as the administrative agent for the lenders, and the lenders from time to time parties thereto, as amended, supplemented, restated or otherwise modified from time to time.”

““First Amendment Effective Date” shall mean April 15, 2019.”

““Monthly Vintage Pool” means, each pool of Receivables originated by an Originator during any calendar month; provided, that, for the avoidance of doubt, any Receivable that is subsequently sold or repurchased, shall remain in the applicable Monthly Vintage Pool(s) notwithstanding such sale or repurchase.”

““Weighted Average Lifetime Annualized Net Yield Rate” means, as of any Determination Date and with respect to each Vintage Pool, the weighted average of the Lifetime Annualized Net Yield Rates with respect to each Monthly Vintage Pool in such Vintage Pool (based on the original aggregate outstanding principal balance of the Receivables in such Monthly Vintage Pool).”

c.    Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

““Ares Facility” means, individually and collectively, (i) the credit facility pursuant to that certain Revolving Credit Agreement, dated as of January 23, 2018, among Opportunity Funding SPE III, LLC, Opportunity Financial, LLC, OppWin, Ares and the lenders from time to time parties thereto, and (ii) the credit facility pursuant to that certain Revolving Credit Agreement, dated as of the date of the Atalaya SPV Credit Agreement, among Opportunity Funding SPE VI, LLC, Opportunity Financial, LLC, OppWin, Ares and the lenders from time to time parties thereto, as each may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement.”

““LIBOR Rate” means the rate per annum rounded upwards, if necessary, to the nearest 1/1000 of one percent (1.00%) (3 decimal places) equal to the rate of interest which is identified and normally published by Bloomberg Professional Service page USD-LIBOR-ICE (or any equivalent page used by Bloomberg Professional Service from time to time or, if Bloomberg

Professional Service no longer reports the rate referred to in this clause (b), another nationally-recognized rate reporting source acceptable to Administrative Agent) as the offered rate for loans in Dollars for a one (1) month period. The rate referred to in clause (b) above will be determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of each calendar month. If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Administrative Agent) no longer reports the rate referred to in the above clause (b) or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if page USD-LIBOR-ICE no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a comparable replacement index or replacement page, as the case may be, in good faith in its sole discretion, which replacement index or replacement page is applied by Administrative Agent to similarly situated borrowers under similar credit facilities; provided, that Administrative Agent shall provide written notice to Borrower of any such selection. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than two percent (2.00%) at any time.”

““Lifetime Annualized Net Yield Rate” means as of any Determination Date and with respect to all Receivables within a Monthly Vintage Pool, a rate, expressed as a percentage, equal to (X)(A)(i) the aggregate amount of Collections received with respect to such Receivables that have not been applied to principal repayments of such Receivables as of the end of the related Collection Period, minus (ii) the aggregate principal balance of all Charged-Off Receivables in such Monthly Vintage Pool as of the end of the related Collection Period, divided by (B) the average of the sum of the outstanding principal balance of the Receivables that are not Charged-Off Receivables in such Monthly Vintage Pool as of the end of each Collection Period since origination, multiplied by (Y) 12, divided by (Z) the weighted average Age of all Receivables in such Monthly Vintage Pool.”

““Maturity Date” means the earlier to occur of (a) the five year anniversary of the Closing Date, and (b) six (6) months after the date of the latest refinancing or pay-off of a credit facility contemplated by the definition of Ares Facility; provided that, notwithstanding the foregoing, the Maturity Date shall be no earlier than May 9, 2022.”

““Maximum Loan Amount” shall mean a principal amount equal to $25,000,000, as such amount may be increased pursuant to Section 2.10 and Section 2.14.”

““Term Loan Commitment” or “Term Loan Commitments” means (a) as to any Lender, the aggregate commitment of such Lender to make Advances, expressed as an amount representing the maximum aggregate principal amount of such Lender’s credit exposure hereunder, as set forth on Schedule I, as the same may be reduced or increased from time to time pursuant to assignments or participations by or to such Lender pursuant to Section 11.04, and (b) as to all Lenders, the aggregate Term Loan Commitments of all Lenders to make Advances in an aggregate principal amount not to exceed the Maximum Loan Amount; provided, that, in no event shall the aggregate Term Loan Commitments exceed $25,000,000 unless such amount is increased pursuant to Section 2.10 and Section 2.14.”

““Vintage Pool” means a group of three Monthly Vintage Pools in a common calendar quarter.”

““Warrant Agreement” means a Warrant Agreement substantially in the form of Exhibit E-1 or Exhibit-2 attached hereto.”

d.    Section 1.01 of the Loan Agreement is hereby amended by amending and restating clause (a) of the definition of “Approved SPV Facilities” in its entirety as follows:

“(a)    the Ares Facility and the credit facility pursuant to the Atalaya SPV Credit Agreement”

e.    Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Vintage” in its entirety.

f.    Article II of the Loan Agreement is hereby amended by inserting the below Section 2.14 immediately following Section 2.13:

“Section 2.14    Maximum Loan Amount. Upon written request of Borrower at any time and from time to time prior to the thirty six (36) month anniversary of the closing date of the Atalaya SPV Credit Agreement, the Maximum Loan Amount shall be increased by an aggregate amount of up to $25,000,000 with additional Term Loan Commitments from Administrative Agent or Lenders or new Term Loan Commitments from financial institutions acceptable to Administrative Agent and Borrower, upon the satisfaction (or waiver, at the sole discretion of Administrative Agent) of the following conditions (and Borrower agrees to cooperate in all respects in connection with the satisfaction of such conditions):

(a)    Administrative Agent shall have received a duly executed Warrant Agreement, in the form attached hereto as Exhibit E-2, issued on the closing date of such increase in the Maximum Loan Amount;

(b)    both before and after giving effect to such requested increase to the Maximum Loan Amount, Borrower shall be in pro forma compliance with the financial covenants in Article VII of this Agreement;

(c)    on the date of such request, no Default, Event of Default or Drawstop Event shall have occurred and be continuing or would arise from such increase;

(d)    on or prior to the date of such request, the Atalaya SPV Credit Agreement shall have been consummated and on the effective date of such increase, the Atalaya SPV Credit Agreement shall not have been terminated;

(e)    Borrower shall have delivered to Administrative Agent, each in form and substance satisfactory to Administrative Agent in its Permitted Discretion, an amendment and restatement of the Promissory Notes to reflect the increase in the Maximum Loan Amount, a reaffirmation of the Guaranty by the Guarantors, and documents of the type referred to in Sections 4.01(c), (d) and (j) of this Agreement; and

(f)    unless otherwise agreed to by Administrative Agent in its sole discretion, Borrower may only request an increase in the Maximum Loan Amount under this Section 2.14 one (1) time, and such request must be for an increase to the Maximum Loan Amount of $25,000,000.”

g.    Section 7.03 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 7.03 Weighted Average Lifetime Annualized Net Yield. As of the last day of each calendar month, Borrower shall not permit the Weighted Average Lifetime Annualized Net Yield with respect to any Vintage Pool to be less than 70.00%; provided, however, a Vintage Pool shall not be tested until each Monthly Vintage Pool in such Vintage Pool is at least one (1) calendar month old (as measured from the last day such Monthly Vintage Pool).”

h.    Exhibit E of the Loan Agreement is hereby retitled as Exhibit E-1.

i.    Exhibit E-2 attached hereto is hereby added to the Loan Agreement as Exhibit E-2.

3.    Limitation of Amendments.

a.

The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written. This Agreement does not, and shall not be construed to, constitute a waiver of any past, present or future violation of the Loan Agreement, the other Basic Documents or any other related document, and shall not, directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Basic Document or any other related document (all of which rights are hereby expressly reserved by Administrative Agent and

Lenders), (ii) except as specifically set forth herein, amend or alter any provision of the Loan Agreement, any other Basic Document or any other related document, (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any of its Affiliates or any right, privilege or remedy of Administrative Agent or any Lender under the Loan Agreement, any other Basic Document or any other related document or (iv) constitute any consent (deemed or express) by Administrative Agent to any prior, existing or future violations of the Loan Agreement, any other Basic Document or any other related document. There are no oral agreements among the parties hereto, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation of the Loan Agreement, any other Basic Document or any other related document.

b.

This Agreement shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement, as amended by this Agreement, and each other Basic Document are hereby ratified and confirmed and shall remain in full force and effect.

4.    Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Administrative Agent:

a.	Administrative Agent shall have received this Agreement duly executed by the Borrower and Guarantors.

b.

After giving effect to the terms of this Agreement, the representations and warranties contained herein and in the Loan Agreement and the other Basic Documents shall be true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of the Effective Date (except to the extent they expressly relate to an earlier time); and no Default or Event of Default shall have occurred and be continuing.

c.

Borrower shall have paid to Administrative Agent, on behalf of itself and Lenders, all reasonable and documented fees, costs and expenses due and owing to Administrative Agent, Lenders and any of their Affiliates as of the date hereof under the Loan Agreement. All fees, costs, expenses and other amounts payable hereunder shall be non-refundable and fully earned upon Administrative Agent’s receipt of such fees, costs, expenses or amounts.

5.    Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Basic Documents and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Agreement and the other Basic Documents are ratified and confirmed as of the Effective Date and shall continue in full force and effect. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations under the Basic Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Borrower and Administrative Agent agree that the Loan Agreement and the other Basic Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6.    Representations and Warranties with respect to Basic Documents. The Borrower hereby represents and warrants to Administrative Agent that (a) the execution, delivery and performance of this Agreement and any and all other Basic Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Second Amended and Restated Limited Liability Company Agreement of the Borrower; and (b) the Borrower is in compliance, in all material respects, with all covenants and agreements contained in the Loan Agreement and the other Basic Documents, as amended hereby.

7.    Survival of Representations and Warranties. All representations and warranties made by the Borrower in the Loan Agreement and in the certificates or other instruments delivered in connection with or pursuant to the Loan Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under the Loan Agreement is outstanding and unpaid and so long as the Term Loan Commitments have not expired or terminated.

8.    Reference to Loan Agreement. Each of the Loan Agreement and the other Basic Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Basic Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

9.    Expenses of Administrative Agent. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation and negotiation of this Agreement in accordance with Section 11.03(a) of the Loan Agreement.

10.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.    Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Administrative Agent, Lenders, the Borrower, and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Administrative Agent.

12.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

13.    No Waiver. Other than as specifically set forth in Article 2, nothing contained in this Agreement shall be construed as an amendment or waiver by Administrative Agent or Lenders of any covenant or provision of the Loan Agreement, the Basic Documents, this Agreement, or of any other contract or instrument among the Borrower, Lenders and Administrative Agent, and the failure of Lenders and Administrative Agent at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Administrative Agent to thereafter demand strict compliance therewith. Administrative Agent and Lenders hereby reserve all rights granted to each of them under the Loan Agreement, the Basic Documents, this Agreement and any other contract or instrument among the Borrower and any one or more of Administrative Agent and Lenders.

14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

15.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

16.    Final Agreement. THE LOAN AGREEMENT, AS AMENDED HEREBY, CONSTITUTES THE ENTIRE CONTRACT BETWEEN AND AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER THEREOF.

17.    Time. Time is of the essence of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above-written.

BORROWER:

OPPORTUNITY FINANCIAL, LLC,
a Delaware limited liability company

By:	/s/ Jared Kaplan
Name:	Jared Kaplan
Title:	Chief Executive Officer

[Signature Page to First Amendment to Senior Secured Multi-Draw Term Loan Agreement]

ADMINISTRATIVE AGENT:

MIDTOWN MADISON MANAGEMENT LLC

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized signatory

LENDER:

ATALAYA SPECIAL OPPORTUNITIES FUND VII LP

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR SECURED MULTI-DRAW TERM LOAN AGREEMENT]

ACKNOWLEDGED AND AGREED:

GUARANTORS:

OPPORTUNITY MANAGER, LLC,
an Illinois limited liability company

By:	/s/ Jared Kaplan
Name	Jared Kaplan
Title:	CEO

OPPWIN, LLC,
a Delaware limited liability company

By:	/s/ Jared Kaplan
Name:	Jared Kaplan
Title:	Chief Executive Officer

OPPORTUNITY FUNDING SPE II, LLC,
a Delaware limited liability company

By:	/s/ Jared Kaplan
Name:	Jared Kaplan
Title:	CEO

[Signature Page to First Amendment to Senior Secured Multi-Draw Term Loan Agreement]